UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2019, Abercrombie & Fitch Co. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) disclosing that Helen E. McCluskey and Nigel Travis had been elected to the Company’s Board of Directors (the “Board”) effective February 3, 2019. Board Committee assignments for Ms. McCluskey and Mr. Travis had not been determined as of the filing of the Initial Form 8-K. This Current Report on Form 8-K/A amends the Initial Form 8-K to disclose that on February 22, 2019, upon the recommendation of the Nominating and Board Governance Committee of the Board, the Board made the following appointments, each to be effective immediately: (i) Mr. Travis to serve as a member of the Audit and Finance Committee of the Board, with such service to be at the pleasure of the Board and (ii) Ms. McCluskey to serve as a member of the Compensation and Organization Committee of the Board. The Board had determined that Ms. McCluskey and Mr. Travis meet all of the applicable requirements for service on the respective committees to which they were appointed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: February 25, 2019	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Senior Vice President, General Counsel and Corporate Secretary